UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

BRANCHOUT FOOD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 11, 2024, BranchOut Food Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company of $2,210,476 as of December 31, 2023, as reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024, was below the minimum requirement of $2,500,000.

Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, the Company submitted to Nasdaq a plan to regain compliance with the Rule, which was accepted by Nasdaq on June 7, 2024, and provided the Company with an extension of 180 calendar days from April 11, 2024 (October 8, 2024) to regain compliance with the Rule.

On October 10, 2024, Nasdaq notified the Company that the Company did not meet the terms of the extension to regain compliance with the Rule, and as a result, unless the Company requests an appeal of such determination by October 17, 2024, trading of the Company’s common stock will be suspended at the opening of business on October 21, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

On October 11, 2024, the Company submitted a request for a hearing with Nasdaq’s Hearings Panel to appeal Nasdaq’s delisting determination. The hearing request will stay the suspension of trading of the Company’s common stock and the filing of the Form 25-NSE pending the Hearing Panel’s decision.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 14, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on proposals for (i) the election of the director nominees named in the definitive proxy statement (the “Proxy Statement”) for the Annual Meeting filed with the SEC on September 9, 2024; (ii) the approval, for purposes of complying with Nasdaq Listing Rule 5635(b), of the conversion in full of the 12% Senior Secured Convertible Promissory Note (the “Convertible Note”) issued to Kaufman Kapital LLC (“Kaufman Kapital”) (“Proposal II”); (iii) the approval, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), of the exercise in full of Warrants to purchase 1,500,00 shares of common stock issued to Kaufman Kapital (“Proposal III”); (iv) the approval, for purposes of complying with Nasdaq Listing Rules 5635(c) and 5635(d), of the exercise in full of Warrants to purchase an aggregate of 865,536 shares of common stock issued in a private placement to Eric Healy, an affiliate of John Dalfonsi, and the Company’s President (“Proposal IV”); (v) the approval of the compensation of the Company’s named executive officers (“Proposal V”); (vi) the approval of the preferred frequency of holding an advisory vote on executive compensation (“Proposal VI”); and (iii) the ratification of the appointment of M&K CPAS, PLLC to serve as the Company’s independent registered public accountants (“Proposal VII”). Each of the foregoing proposals is described in more detail in the Proxy Statement. Stockholders holding an aggregate of 4,409,410 shares of common stock, representing 63.7% of the outstanding shares of the Company’s common stock as of the record date, and which constituted a quorum, were present in person or represented by proxy at the Annual Meeting. The results of the voting at the Annual Meeting are presented below.

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Proposal I -	The six director nominees were all elected to the Board as follows:

Director	For	Withhold
Eric Healy	2,382,314	3,380
John Dalfonsi	2,382,456	3,238
David Israel	2,301,928	83,765
Greg Somerville	2,277,473	108,220
Byron Riché Jones	2,368,478	17,216
Deven Jain	2,232,848	151,258

Proposal II -	The conversion in full of the Convertible Note issued to Kaufman Kapital was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,366,953	3,422	19,834	2,019,201

Proposal III -	The exercise in full of Warrants to purchase 1,500,00 shares of common stock issued to Kaufman Kapital was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,381,575	4,000	4,634	2,019,201

Proposal IV -	The exercise in full of Warrants to purchase an aggregate of 865,536 shares of common stock issued Eric Healy, an affiliate of John Dalfonsi, and the Company’s President, was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,380,971	3,785	5,453	2,019,201

Proposal V -	The compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
2,305,844	24,107	60,258	2,019,201

Proposal V –	A frequency of one year for holding an advisory vote on executive compensation was approved as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
1,890,465	62,996	164,767	271,981	2,019,201

Proposal VII –	The ratification of the appointment of M&K CPAS, PLLC was approved as follows:

For	Against	Abstain	Broker Non-Votes
4,379,777	4,958	24,675	N/A

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: October 15, 2024	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

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